EXHIBIT 99.5


                          UNITED STATES DISTRICT COURT
                     FOR THE SOUTHERN DISTRICT OF CALIFORNIA
                                    SAN DIEGO

____________________________________
                                    )
UNITED STATES OF AMERICA,           )
                                    )
Plaintiff,                          )
                                    )        No.________________________________
                                    )
v.                                  )
                                    )
UNION BANK OF CALIFORNIA, N.A.,     )
                                    )
Defendant,                          )
____________________________________)


                         DEFERRED PROSECUTION AGREEMENT
                         ______________________________


     Defendant Union Bank of California, N.A. ("UBOC"), by and through its attorneys, Gibson, Dunn & Crutcher, LLP, pursuant to authority granted by its Board of Directors, and the United States Department of Justice, Criminal Division (hereinafter, "the United States"), enter into this Deferred Prosecution Agreement (the "Agreement").

     1. UBOC shall waive indictment and agree to the filing of a ONE (1) count information in the United States District Court for the Southern District of California, San Diego, charging it with failing to maintain an effective anti-money laundering program, in violation of Title 31, United States Code, Sections 5318(h)(1) and 5322(a).

     2. UBOC accepts and acknowledges responsibility for its conduct as set forth in the Factual Statement attached hereto and incorporated by reference herein as Appendix A (hereinafter, "Factual Statement").

     3. UBOC expressly agrees that it shall not, through its attorneys, Board of Directors, agents, officers or employees, make any public statement contradicting any statement of fact contained in the Factual Statement. Any such contradictory public statement by UBOC, its


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attorneys, Board of Directors, agents, officers or employees, shall constitute a breach of this Agreement as governed by Paragraph 12 of this Agreement, and UBOC would thereafter be subject to prosecution pursuant to the terms of this Agreement. The decision of whether any statement by any such person contradicting a fact contained in the Factual Statement will be imputed to UBOC for the purpose of determining whether UBOC has breached this Agreement shall be in the sole and reasonable discretion of the United States. Upon the United States' notification to UBOC of a public statement by any such person that in whole or in part contradicts a statement of fact contained in the Factual Statement, UBOC may avoid breach of this Agreement by publicly repudiating such statement within two business days after notification by the United States. This paragraph is not intended to apply to any statement made by any individual in the course of any criminal, regulatory, or civil case initiated by a governmental or private party against such individual. In addition, consistent with UBOC's obligation not to contradict any statement of fact set forth in Appendix A, UBOC may take good faith positions in litigation involving any person or entity not a party to this Agreement. Nothing stated in this Agreement is intended to operate or shall operate as a waiver of UBOC's rights under Federal Rule of Evidence 408.

     4. UBOC agrees that it, in accordance with applicable laws: (a) shall provide to the United States, on request, any relevant document, electronic data, or other object concerning matters relating to this investigation in UBOC's possession, custody and/or control. Whenever such data is in electronic format, UBOC shall provide access to such data and assistance in operating computer and other equipment as necessary to retrieve the data. This obligation shall not include production of materials covered by the attorney-client privilege or the work product doctrine; and (b) shall in all material aspects completely, fully and timely comply with all the record keeping and reporting requirements imposed upon it by the Bank Secrecy Act, 31 U.S.C.


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ss.ss. 5311 through 5332 and the Bank Secrecy Act implementing regulations, as well as the remedial actions set forth in the Department of the Treasury, Office of the Comptroller of the Currency's CONSENT ORDER, No. AA-EC-07-58.

     5. The United States has determined that it could institute a criminal or civil forfeiture action against certain funds that went through certain accounts at UBOC. UBOC hereby acknowledges that in excess of $21,600,000.00 may have been involved in transactions in accounts in violation of Title 18, United States Code, Sections 1956 and 1957 and, therefore at least some or all of the funds deposited in such accounts could be subject to forfeiture to the United States pursuant to Title 18, United States Code, Sections 981 and 982. In lieu of the United States instituting a civil or criminal forfeiture action against those funds, UBOC hereby agrees to settle and does settle any and all civil and criminal forfeiture claims presently held by the United States against those funds for the sum of $21,600,000.00. UBOC hereby agrees that the funds paid by UBOC pursuant to this Deferred Prosecution Agreement shall be considered substitute RES for the purpose of forfeiture to the United States pursuant to 18 U.S.C. ss. 981, and UBOC releases any and all claims it may have to such funds.

     6. In consideration of UBOC's remedial actions to date and its willingness to: (i) acknowledge responsibility for its conduct as detailed in the Factual Statement; (ii) continue its cooperation with the United States; (iii) demonstrate its future good conduct and compliance in all material aspects with the Bank Secrecy Act and all of its implementing regulations, including, but not limited to, the remedial actions specified in Paragraph 9 below; and (iv) settle any and all civil and criminal claims currently held by the United States, its agencies, and representatives against the funds referred to in Paragraph 5 above for the sum of $21,600,000.00, the United States shall recommend to the Court, pursuant to 18 U.S.C. ss. 3161(h)(2), that prosecution of UBOC on the Information filed pursuant to Paragraph 1 be deferred for a period


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of twelve (12) months. UBOC shall consent to a motion, the contents to be agreed by the parties, to be filed by the United States with the Court promptly upon execution of this Agreement, pursuant to 18 U.S.C. ss. 3161(h)(2), in which thE United States will present this Agreement to the Court and move for a continuance of all further criminal proceedings, including trial, for a period of twelve (12) months, for speedy trial exclusion of all time covered by such a continuance, and for approval by the Court of this deferred prosecution. UBOC further agrees to waive and does hereby expressly waive any and all rights to a speedy trial pursuant to the Sixth Amendment of the United States Constitution, Title 18, United States Code, Section 3161, Federal Rule of Criminal Procedure 48(b), and any applicable Local Rules of the United States District Court for the Southern District of California for the period that this Agreement is in effect.

     7. UBOC hereby further expressly agrees that any violations of the Bank Secrecy Act pursuant to 31 U.S.C. ss.ss. 5318(h) and 5322(a) that were not time-barred by the applicable statute of limitations as of the dAte of this Agreement may, in the sole reasonable discretion of the United States, be charged against UBOC within six (6) months of any breach of this Agreement notwithstanding the expiration of any applicable statute of limitations.

     8. The United States agrees that if UBOC is in compliance in all material aspects with all of its obligations under this Agreement, the United States, within thirty (30) days of the expiration of the time period set forth in Paragraph 6 above, shall seek dismissal with prejudice of the Information filed against UBOC pursuant to Paragraph 1 and this Agreement shall expire and be of no further force or effect. Notwithstanding the preceding sentence, the parties agree that if UBOC's business operations are sold to a party or parties unaffiliated with UBOC as of the date hereof, whether by sale of stock, merger, consolidation, sale of a significant portion of its assets, or other form of business combination, or otherwise undergoes a direct or indirect change of control within the term of this Agreement, the Information shall be dismissed with prejudice


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and all other obligations of UBOC under this Agreement, other than the obligations set forth in paragraph 4(a), which shall continue during what would have been the remaining term of this Agreement, shall terminate upon the closing of any such transaction or the occurrence of such change of control.

     9. UBOC has agreed to implement certain remedial measures designed to fully comply with the Bank Secrecy Act, specifically the terms and conditions of the Department of the Treasury, Office of the Comptroller of the Currency's CONSENT ORDER, No. AA-EC-07-58, and the Department of the Treasury, Financial Crimes Enforcement Network's CONSENT TO THE ASSESSMENT OF CIVIL MONEY PENALTY, No. 2007-02, the terms of which are hereby fully incorporated into this Factual Statement and related Deferred Prosecution Agreement.

     10. UBOC and the United States understand that the Agreement to defer prosecution of UBOC must be approved by the Court, in accordance with 18 U.S.C. ss. 3161(h)(2). Should the Court decline to approve a deferred prosecution for any reason, both the United States and UBOC are released from any obligation imposed upon them by this Agreement and this Agreement shall be null and void.

     11. Should the United States determine during the term of this Agreement that UBOC has committed any federal crime commenced subsequent to the date of this Agreement, UBOC shall, in the sole reasonable discretion of the United States, thereafter be subject to prosecution for any federal crimes of which the United States has knowledge. Except in the event of a breach of this Agreement, the parties agree that all criminal investigations arising from: (a) the facts contained in, connected to, or involving the accounts described in the Factual Statement; (b) other accounts that were the subject of grand jury subpoenas in the course of this investigation, as well as UBOC's efforts to comply with grand jury subpoenas issued in the course of the investigation; and (c) UBOC's Anti-Money Laundering/Bank Secrecy Act


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compliance program, including UBOC's compliance with the Bank Secrecy Act's suspicious activity reporting requirements, that have been, or could have been, conducted by the United States prior to the date of this Agreement, shall not be pursued further and that the United States will not bring any additional charges against UBOC (including its bank holding company, UnionBanCal Corporation) relating to these matters.

     12. Should the United States determine that UBOC has committed a willful and material breach of any provision of this Agreement, the United States shall provide written notice to UBOC of the alleged breach and provide UBOC with a thirty day (30) period, or longer at the reasonable discretion of the Assistant Attorney General in charge of the Criminal Division, in which to make a presentation to the Assistant Attorney General to demonstrate that no breach has occurred or, to the extent applicable, that the breach is not willful or material or has been cured. The parties hereto expressly understand and agree that should UBOC fail to make a presentation to the Assistant Attorney General within such time period, it shall be presumed that UBOC is in willful and material breach of this Agreement. The parties further understand and agree that the Assistant Attorney General's exercise of reasonable discretion under this paragraph is not subject to review in any court or tribunal outside of the Department of Justice. In the event of an uncured willful and material breach of this Agreement which results in a prosecution, such prosecution may be premised upon any information provided by or on behalf of UBOC to the United States at any time, unless otherwise agreed when the information was provided.

     13. UBOC agrees that, if UBOC's business operations are sold to a party or parties unaffiliated with UBOC as of the date hereof, whether by sale of stock, merger, consolidation, sale of a significant portion of its assets, or other form of business combination, or otherwise undergoes a direct or indirect change of control within the term of this Agreement, UBOC shall include in any contract for sale or merger a provision binding the purchaser/successor to the


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obligations described in Paragraph 4(a) of this Agreement regarding cooperation with the Department of Justice.

     14. It is further understood that this Agreement is binding on UBOC and the United States Department of Justice, but specifically does not bind any other federal agencies, or any state or local authorities, although the United States will bring the cooperation of UBOC and its compliance with its other obligations under this Agreement to the attention of state or local prosecuting offices or regulatory agencies, if requested by UBOC or its attorneys.

     15. It is further understood that this Agreement does not relate to or cover any criminal conduct by UBOC other than the conduct or accounts described in paragraph 11.

     16. UBOC and the United States agree that, upon acceptance by the Court, this Agreement and an Order deferring prosecution shall be publicly filed in the United States District Court for the Southern District of California, San Diego.

     17. This Agreement sets forth all the terms of the Deferred Prosecution Agreement between UBOC and the United States. No promises, agreements, or conditions shall be entered into and/or are binding upon UBOC or the United States unless expressly set forth in writing, signed by the United States, UBOC's attorneys, and a duly authorized representative of UBOC. This Agreement supersedes any prior promises, agreements or conditions between UBOC and the United States.


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                                 ACKNOWLEDGMENTS


     I, Masaaki Tanaka, the duly authorized representative of Union Bank of California, N.A., hereby expressly acknowledge the following: (1) that I have read this entire Agreement; (2) that I have had an opportunity to discuss this Agreement fully and freely with Union Bank of California, N.A.'s attorneys; (3) that Union Bank of California, N.A. fully and completely understands each and every one of its terms; (4) that Union Bank of California, N.A. is fully satisfied with the advice and representation provided to it by its attorneys; and (5) that Union Bank of California, N.A. has signed this Agreement voluntarily.


                                          Union Bank of California, N.A.


9-17-07                                   /s/ MASAAKI TANAKA
__________________                        ______________________________________
DATE                                      Masaaki Tanaka
                                          President & Chief Executive Officer
                                          Union Bank of California, N.A.













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                   COUNSEL FOR UNION BANK OF CALIFORNIA, N.A.


     The undersigned is outside counsel for UBOC. In connection with such representation, I acknowledge that: (1) I have discussed this Agreement with my client; (2) I have fully explained each one of its terms to my client; (3) I have fully answered each and every question put to me by my client regarding the Agreement; and (4) I believe my client completely understands all of the Agreement's terms.


                                          GIBSON, DUNN & CRUTCHER LLP
                                          AMY G. RUDNICK
                                          NICOLA T. HANNA
                                          LINDA NOONAN


9/17/07                                   /s/ NICOLA T. HANNA
__________________                        ______________________________________
DATE                                      By: NICOLA T. HANNA

                                              Attorneys for Union Bank of
                                              California, N.A.












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                           ON BEHALF OF THE GOVERNMENT


                                   ALICE FISHER
                                   Assistant Attorney General, Criminal Division United States Department of Justice


9/17/07                            /s/ RICHARD WEBER
__________________                 _____________________________________________
DATE                           By: RICHARD WEBER, Chief
                                   Asset Forfeiture and Money Laundering Section
                                   U.S. Department of Justice, Criminal Division



9/17/07                            /s/ JOHN W. SELLERS
__________________                 _____________________________________________
DATE                           By: JOHN W. SELLERS
                                   Senior Trial Attorney
                                   Asset Forfeiture and Money Laundering Section
                                   U.S. Department of Justice, Criminal Division

















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UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 1
Deferred Prosecution Agreement
Statement of Facts


         1. UNION BANK OF CALIFORNIA, N.A. (hereinafter, "UBOC") is a wholly-owned subsidiary of UnionBanCal Corporation, a publicly traded bank holding company. As of June 30, 2007, UBOC had assets of approximately $53 billion and operated through 327 branch office locations. The Department of the Treasury, Office of the Comptroller of the Currency (OCC) is UBOC's primary regulator.

         2. Congress enacted the Bank Secrecy Act, 31 U.S.C. ss. 5311 et seq., and its implementing regulations ("BSA") to address an increase in criminal money laundering activities utilizing financial institutions. Among other provisions, it requires domestic banks, insured banks and other financial institutions to maintain programs designed to detect and report suspicious activity that might be indicative of money laundering, terrorist financing and other financial crimes, and to maintain certain records and file reports related thereto that are especially useful in criminal, tax or regulatory investigations or proceedings.

         3. The U.S. Department of Justice, Criminal Division, Asset Forfeiture and Money Laundering Section ("AFMLS"), and the U.S. Drug Enforcement Administration ("DEA"), have determined that from May 2003 through at least April 2004, UBOC violated the anti-money laundering and suspicious activity reporting requirements of the BSA and its implementing regulations. The violations at UBOC were serious and systemic and allowed certain UBOC customers to launder millions of dollars of proceeds from the sale of illegal narcotics through UBOC accounts over an extended time period.

         4. Investigators have identified specific accounts maintained at UBOC that were used to launder at least $21.6 million of drug proceeds by and through accounts

UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 2
Deferred Prosecution Agreement
Statement of Facts





controlled by licensed Mexican currency exchange houses (referred to locally and hereinafter as "casas de cambio"). Evidence establishes that UBOC maintained more than a dozen accounts for Mexican casas de cambio, and that some of these accounts were used in concert with one another to launder drug proceeds.

                  HIGH RISK PROFILE OF UBOC BANKING ACTIVITIES

         5. UBOC's primary market is California, which is designated as both a High Intensity Money Laundering and Related Financial Crime Area and a High Intensity Drug Trafficking Area. UBOC's exposure to money laundering activities was elevated due to its past marketing of accounts to Mexican casas de cambio and other Mexican business entities beginning in the 1990s. As early as 1996, DEA, federal regulators and other prominent anti-money laundering organizations began publicly highlighting the increased money laundering risk presented by Mexican casas de cambio to the U.S. financial system. DEA warned that Mexican drug trafficking organizations were increasingly using casas de cambio to place drug proceeds into the U.S. financial system by smuggling the drug proceeds out of the United States to Mexico and selling those dollars to Mexican casas de cambio for pesos. The placement of drug proceeds with Mexican casas de cambio is beneficial to both sides of the transaction: the drug trafficking organization is able to obtain local currency (pesos) to continue its illicit activities without having to risk structuring drug proceeds into the banking system; and the casa de cambio, which has a significant need for U.S. dollars in the ordinary course of its currency exchange activities, obtains a valuable source of discounted U.S. dollars.

UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 3
Deferred Prosecution Agreement
Statement of Facts


                            SUMMARY OF INVESTIGATION

         6. The investigation of UBOC's handling of Mexican casa de cambio accounts resulted from evidence obtained from several U.S. and international undercover operations that documented the export of multi-ton quantities of cocaine out of Colombia to Mexico, for transshipment to the U.S. and Europe. Investigators then traced the flow of the resulting drug proceeds in the form of bulk shipments of U.S. dollars and euros to a few Mexican casas de cambio working in concert with one another, or to the direct deposit of drug proceeds to accounts held by the casas de cambio in Spain. In either case, once the drug proceeds were successfully placed with the Mexican casas de cambio, the proceeds were then either wire transferred or, after being converted to other negotiable instruments, directly shipped to UBOC in California for deposit to certain of the casas de cambio bank accounts.

         7. This complex drug trafficking and money laundering organization was led by several individuals, including Ricardo Mauricio Bernal-Palacios (hereinafter "Ricardo Mauricio") and his brother, Juan Manuel Bernal-Palacios (hereinafter "Juan Manuel"). Unbeknownst to UBOC, which maintained accounts for Ribadeo Casa de Cambio, based in Mexico City, previously named Casa de Cambio Intercontinental (hereinafter referred to as "Ribadeo"), Ricardo Mauricio became a part owner of Ribadeo, and with the assistance of Ribadeo's President and signatory of Ribadeo's UBOC accounts, Francisco Jose Anton-Perez, used Ribadeo to launder millions of dollars of drug proceeds through its' UBOC accounts in the United States.

UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 4
Deferred Prosecution Agreement
Statement of Facts


         8. The Bernals' drug trafficking and money laundering activities ended in February 2006 when they were indicted in the Southern District of Florida, Miami, on money laundering and drug trafficking charges. In May 2007, the Bernals were extradited to the United States and, on August 28, 2007, pleaded guilty to 38 counts of money laundering.

       SUMMARY OF SUSPICIOUS ACTIVITY IN TARGETED CASA DE CAMBIO ACCOUNTS


         9. As part of the investigation into the Bernals' money laundering activities, law enforcement reviewed account documentation and transactional activity in the Mexican casa de cambio accounts at UBOC and identified numerous indicators, or "red flags," of suspicious activities that were not timely detected or reported by UBOC, including:

          o UNUSUAL BULK CASH DEPOSITS. Large bulk cash deposits through one of the casa de cambio accounts, in a pattern and amounts unsupported by the customer's known business model. A significant amount of the bulk cash deposited into this one account was subsequently credited to the Ribadeo account for no known business purpose.

          o UNSUPPORTED LIQUIDITY TRANSFERS. Internal debit/credit transactions between unrelated casa de cambio accounts within UBOC accounted for 80 percent of funds deposited into the Ribadeo account, which the bank understood to be liquidity transfers. UBOC did not independently corroborate the legitimacy of these informal liquidity contracts, including the source of the funds and the manner and means for satisfaction of the liquidity loans. For example, law enforcement identified $295 million in so-called liquidity transfers from various casa de cambio accounts within UBOC to Ribadeo's UBOC account, but Ribadeo repaid only $29 million. There is no information available as to how Ribadeo managed to repay the remaining $266 million.

          o UNUSUAL ORIGINATORS OF INCOMING WIRES. Fewer than 50 individuals or entities accounted for 92 percent of incoming wire transfers into the Ribadeo account. Other than the 13 casas de cambio, which had accounts at UBOC, UBOC did not document and corroborate the legitimacy of the other originators. Many, as it


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UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 5
Deferred Prosecution Agreement
Statement of Facts


               turns out, were fronts for money laundering activities, including DEA undercover bank accounts.

          o UNEXPLAINED POUCH DEPOSITS. A large volume of travelers checks and third-party checks deposited into the casa de cambio accounts was inconsistent with the known business activities of the casas de cambio. Some of the casas de cambio did not engage in retail operations and therefore had no apparent legitimate source for the large volume of travelers checks and third-party checks being deposited into their UBOC accounts.

          o SEQUENTIAL AND STRUCTURED MONETARY INSTRUMENTS. Thousands of travelers checks and third-party checks were deposited through pouch deposits and contained numerous examples of structuring, sequential serial numbers and endorsement / deposit dates on or near the date of purchase by a handful of individuals. Other suspicious elements included "smurf marks" (see discussion below) and endorsements by someone other than the payee.

          o STRUCTURED WIRE TRANSFERS. Numerous instances where round dollar amounts were sent through the casa de cambio accounts to a single beneficiary through a series of structured wire transfers in differing amounts from different originators (and vice-versa).

          o UNDOCUMENTED RELATED ACCOUNTS. Numerous examples of unusual transfers of funds to accounts outside of UBOC held in the names of corporations controlled by the same individuals who owned and controlled the UBOC casa de cambio accounts. These corporations were not profiled and documented by UBOC.

      DRUG MONEY LAUNDERING THROUGH TRAVELERS CHECKS AND THIRD-PARTY CHECKS

         10. Some Mexican casas de cambio, including Ribadeo, routinely used commercial couriers to deliver large pouch deposits to UBOC in California, which included numerous third party checks and travelers checks. Evidence establishes that large amounts of bulk cash drug proceeds was smuggled into Mexico, where a small group of individuals used the currency to purchase travelers checks at various financial institutions in Mexico. These individuals, referred to by law enforcement as "smurfs," were hired by the Bernals, or by professional money launderers working with the Bernals, to purchase dozens, sometimes hundreds of travelers checks, as well as third-

UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 6
Deferred Prosecution Agreement
Statement of Facts


party checks, every day from various financial institutions and individuals in Mexico, in a manner designed to avoid suspicion and bank reporting requirements. Once purchased, the smurfs transferred the travelers checks and third party checks to Ribadeo, which then used commercial couriers to deliver the checks to UBOC in California. A similar pattern of activity was evident in a few of the casa de cambio accounts at UBOC. Many of the travelers checks contained readily identifiable patterns of this money laundering activity, including:

          o "Smurf marks," e.g., notations on the face of the check used as a method for indicating the person who purchased the travelers check. It is essential for smurfs to have some method to account for the bulk cash they received and converted into travelers checks or third-party checks.

          o Sequential serial numbers, many in large $1,000 denominations, deposited at UBOC on or near the date of purchase in Mexico by a handful of individuals. In one instance, a single individual endorsed and transferred to Ribadeo 34 sequentially numbered, $1,000 travelers checks on or about the same day the checks were purchased in Mexico, which Ribadeo deposited into its' UBOC account the next day. Another example was found where 30 sequentially-numbered, $1,000 travelers checks were purchased by three different individuals, and deposited at UBOC in two deposits in a single day.

          o Purchaser and endorser information on most of the travelers checks was illegible, missing, or inconsistent.

          o Dollar amounts and exchange patterns of the checks were inconsistent with the expected use of such checks by tourists and legitimate individuals and businesses in Mexico.

         11. UBOC failed to timely identify and report the suspicious activity surrounding the deposit of travelers checks and third-party checks into the Ribadeo accounts and certain other casa de cambio accounts, as well as the suspicious nature of incoming and outgoing wire transfers.

UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 7
Deferred Prosecution Agreement
Statement of Facts


                   ANTI-MONEY LAUNDERING PROGRAM REQUIREMENTS

         12. Pursuant to Title 31, United States Code, Section 5318(h)(1) and 12 C.F.R. ss. 21.21, UBOC was required to establish and maintain an anti-money laundering ("AML") compliance program that, at a minimum: (a) provides internal policies, procedures, and controls designed to guard against money laundering;
(b) provides for an individual or individuals to coordinate and monitor day-to-day compliance with the BSA and AML requirements; (c) provides for an ongoing employee training program; and (d) provides for independent testing for compliance conducted by bank personnel or an outside party.

         13. UBOC was required pursuant to 31 U.S.C. ss. 5318(g) and 31 C.F.R. ss. 103.18 and 12 C.F.R. ss. 21.11 to file with the Department of Treasury a Suspicious Activity Report ("SAR"), in accordance with the form's instructions, when it detected the type of activity described in paragraphs 9 and 10 above. The requirement became effective on April 1, 1996. According to the form's instructions, UBOC was required to file a SAR with the Department of Treasury's Financial Crimes Enforcement Network for any transaction conducted or attempted by, at, or through the bank, if it involved or aggregated at least $5,000 in funds or other assets, and the bank knew, suspected, or had reason to suspect that:

          (i) The transaction involved funds derived from illegal activities or was intended or conducted in order to hide or disguise funds or assets derived from illegal activities (including, without limitation, the ownership, nature, source, location, or control of such funds or assets) as part of a plan to violate or evade any federal law or regulation or to avoid any transaction reporting requirement under federal law or regulation.

UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 8
Deferred Prosecution Agreement
Statement of Facts





          (ii) The transaction was designed to evade any requirements promulgated under the Bank Secrecy Act.

          (iii) The transaction had no business or apparent lawful purpose or was not the sort in which the particular customer would normally be expected to engage, and the bank knew of no reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction.

           UNION BANK'S FAILURE TO IMPLEMENT AN EFFECTIVE AML PROGRAM

         14. The investigation into this matter has determined that the primary cause of UBOC's failure to identify, report and prevent the suspicious activity described in Paragraphs 9 and 10 above is that UBOC's BSA and AML program contained serious and systemic deficiencies in critical areas required by the BSA and its implementing regulations, as amended by the PATRIOT Act of 2001. The following summarizes the deficiencies that remained uncorrected over a several year period:

          o KNOW YOUR CUSTOMER PROGRAM. Prior to 2005, UBOC failed to implement an effective Know Your Customer Program and to apply enhanced due diligence procedures to high-risk accounts, particularly in the context of high-risk foreign money service businesses. UBOC had no policy or procedure in place to document the appropriate, expected and usual transactions that a customer could be expected to accomplish or to update customer information during the course of the relationship.

          o RISK ASSESSMENT. UBOC did not begin conducting formal and comprehensive risk assessments to identify all of its high-risk customers and transactions until late 2005. Consequently, UBOC did not develop effective policies and procedures to subject high risk customers, accounts and transactions to enhanced due diligence and monitoring.

          o TRANSACTION MONITORING. UBOC failed to monitor and exercise control over transactions in accounts, particularly those conducted by customers presenting a high-risk of money laundering. Until 2005, UBOC had no formal policy or procedure to subject high-risk customers, such as Mexican casas de cambio, and high-risk transactions, such as pouch or bulk-cash deposits, from customers located in foreign countries, to enhanced monitoring and due diligence. Resources allocated for AML


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UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                           Page 9
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               transaction monitoring for suspicious or unusual activity were inadequate considering the large number of high-risk transactions and accounts.

          o AUDIT AND TESTING. Until 2004, UBOC did not develop an overall audit plan to comprehensively assess and evaluate the bank's compliance with the Bank Secrecy Act or comprehensively test the bank's compliance with the SAR filing requirements, suspicious activity monitoring, AML training, KYC documentation, cash letter processing, and due diligence procedures.

          o POLICIES AND PROCEDURES. UBOC failed to develop uniform, formal written BSA and AML policies and procedures. It was not until 2005 that UBOC developed a comprehensive AML policy as required by the BSA.

          o POUCH DEPOSITS. UBOC failed to implement a policy or procedure to monitor and report suspicious transactions surrounding pouch deposits. Until 2005, there was no effort made to review individual items deposited through pouch deposits for suspicious activities.

         15. During examinations conducted between 2003 and 2005, the Federal Reserve and the OCC independently identified these deficiencies in the context of their AML and BSA compliance examinations.

                       UBOC'S KNOW YOUR CUSTOMER FAILURES

         16. Federal banking regulators have advised banks, including UBOC, that an effective AML program should incorporate the following principles into their business practices:

          a.   Determine the true identity of all customers requesting services;

          b.   Determine the customer's source(s) of funds for transactions;

          c. Determine the particular customer's normal and expected transactions;

          d. Monitor customer transactions to determine if they are consistent with the normal and expected transactions for that customer or for similar categories or classes of customers;


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UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                          Page 10
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          e.   Identify customer transactions that do not appear to be
               consistent with normal and expected transactions for that particular customer or for customers in similar categories or classes; and

          f. Determine if a transaction is unusual or suspicious and, if so, report those transactions.

         17. The business practices listed above are commonly referred to in the industry and by law enforcement as the "Know Your Customer" ("KYC") requirements.

         18. Had UBOC maintained an effective KYC Program, it would have been able to identify major anomalies in the transactions occurring in the Mexican casa de cambio accounts, particularly the red flags described in Paragraphs 9 and 10 above. Indeed, the primary "product" sold by the casas de cambio was U.S. dollars. Considering the high-risk nature of this particular type of customer, UBOC should have investigated the source of those dollars, to verify that they were purchased or obtained from legitimate sources that were consistent with the known and reasonable business model of the customer. The bank should have identified, profiled and corroborated the major suppliers of the U.S. dollars deposited into the casa de cambio accounts, using an enhanced due diligence standard.

         19. Had UBOC done so, it would have discovered that Ribadeo, for example, primarily was using two source groups for its U.S. dollar supply, cumulatively amounting to hundreds of millions of dollars. Ribadeo's U.S. dollars did not come into the UBOC accounts as a result of foreign currency exchange transactions, as would be expected. Instead, Ribadeo purchased its dollars from two primary groups:

          o First, Ribadeo purchased the majority of its dollars from other casas de cambio. Some of those dollars originated from very large bulk cash


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UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                          Page 11
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               deposits made at UBOC by one casa de cambio. To facilitate the flow of dollars between the Mexican casas de cambio, some of the casas de cambio shared computer systems, essentially merging those casas de cambio into a single financial entity. UBOC failed to identify this unusual and high-risk business practice, even though it should have been evident by the commingling of funds in the unrelated casa de cambio accounts at UBOC.

          o Second, Ribadeo purchased dollars from a handful of black market sources, mostly individuals and businesses that were fronts for money laundering activity. Most of the drug money law enforcement traced through Ribadeo accounts originated from the latter source of supply. The deposits from these black market sources were in the form of travelers checks, third party checks, and wire transfers from less than 50 individuals or entities. Given the small number of suppliers of U.S. dollars to Ribadeo and the high-risk nature of Ribadeo's business, a profile of these entities was reasonable and necessary.

                      MONITORING OF SUSPICIOUS TRANSACTIONS

         20. Until 2005, UBOC did not have an automated account monitoring system that was designed to identify red flags of suspicious account activity based on pre-determined client activity patterns. A previous automated system, initiated in 2002, was inquiry-based and depended on a monitoring structure that was decentralized amongst the various business units, and inadequately staffed, to manually flag suspicious activity in


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UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                          Page 12
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the system. Without an effective automated system, UBOC was unable to sufficiently identify suspicious activities or patterns of incoming and outgoing wire transfers. Bank employees handling pouch deposits or cash letters processed the deposits in the ordinary course of business and UBOC took no action to review the items deposited for suspicious activities or patterns.

         21. With respect to high-risk international accounts, UBOC placed significant responsibility for account monitoring on its front-line "relationship managers" (hereinafter referred to as "RMs"). Procedures specified that each RM was to regularly review client account statements and account activity, to periodically visit the client at the client's place of business, and to evaluate the customer's own anti-money laundering policies and procedures.

         22. UBOC RMs made some effort to comply with these requirements, such as conducting site visits and inquiring about AML policies and procedures, but, in certain cases, after the accounts were opened, and did not conduct adequate independent compliance assessments.

         23. In the late 1990s, UBOC specifically appointed a compliance officer to review the account activity of the high-risk international accounts, but did not provide that individual with adequate resources to effectively accomplish the task. The compliance officer manually reviewed the accounts, which included many thousands of transactions, once every quarter, and tried to identify anything suspicious. The compliance officer would periodically ask the RM to contact the client to obtain additional information about specific transactions, but no reports of suspicious activity


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UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                          Page 13
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Statement of Facts


resulted from these manual reviews. In May 2003, UBOC stopped monitoring the casa de cambio transactions altogether because no suspicious activity was identified through previous reviews. Monitoring using an automated tool resumed in January 2004, but initially with insufficient staffing.

                          UNION BANK'S REMEDIAL ACTIONS

         24. Throughout this investigation, UBOC's cooperation with law enforcement has been exceptional. Upon learning of this investigation, UBOC devoted considerable resources to assist the government's investigation by, among other things, providing investigators access to bank employees while promptly complying with grand jury subpoenas seeking bank documents.

         25. UBOC also has devoted considerable resources to correct and improve its BSA and AML compliance policies, procedures and controls. In June 2004, UBOC contracted with expert outside consultants to conduct a comprehensive review of its BSA and AML program and began taking significant steps to enhance and modernize its program and correct past deficiencies. In addition, UBOC voluntarily conducted a historical transaction review or "lookback" analysis of all the casa de cambio accounts and filed SARs, where appropriate. UBOC also closed all of the casa de cambio accounts, as well as the business unit that maintained the casas de cambio relationships. Other significant remedial efforts that UBOC took with the active support of the Board of Directors and senior management include:

          o An enhanced BSA and AML compliance structure and organization, consisting of 160 persons, including a BSA Officer, local BSA compliance officers in all business units, and a BSA Compliance Counsel. The staff in the


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UNITED STATES V. UNION BANK OF CALIFORNIA, N.A.                          Page 14
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               unit responsible for suspicious activity investigations and SAR filings now numbers 65.

          o Significant efforts to foster a strong compliance culture, the success of which is evidenced by a substantial increase in the number of internal referrals of suspicious activity throughout the bank.

          o BSA and AML compliance is now a critical performance element for all officers and employees who interface with customers or handle customer transactions.

          o Conducted a comprehensive risk assessment to identify high risk customers for application of enhanced due diligence and suspicious activity monitoring standards appropriate to the risk.

          o Implemented enhanced personnel training programs for BSA and AML compliance.

          o Purchased, developed and implemented advanced anti-money laundering systems and software.

          o    Strengthened the BSA / AML audit function.


         26. UBOC continues to cooperate with the OCC, its primary regulator, and FinCEN, which have each identified the BSA and AML compliance deficiencies described herein, and have issued orders requiring UBOC to implement significant remedial measures to correct them.